UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2006

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	No. 41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 West Century Blvd., Suite 850

Los Angeles, California 90045

(Address of principal executive offices including Zip Code)

(310) 670-2595

(Registrant’s telephone number, including area code)

6245 Bristol Parkway #263

Culver City, California 90230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 1.01	- Entry into a Material Definitive Agreement

On October 18, 2006, Diametrics Medical, Inc. (the “Company”) entered into a Plan and Agreement of Merger with Biodiesel Development Corporation, a Delaware corporation (“Merger Agreement”), for the purpose of changing the Company’s state of incorporation from Minnesota to Delaware.

Biodiesel Development Corporation is a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, upon the effectiveness of the merger, the Company will be merged into Biodiesel Development Corporation, which will be the surviving corporation. In connection with the merger, the Certificate of Incorporation of Biodiesel Development Corporation will be amended to change its name to Allegro Biodiesel Corporation.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

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Item 9.01	– Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and between Diametrics Medical, Inc. and Biodiesel Development Corporation ✓

✓	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMETRICS MEDICAL, INC.

Date: October 24, 2006	By:	/s/ Heng Chuk
Heng Chuk
Chief Financial Officer & Secretary

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and between Diametrics Medical, Inc. and Biodiesel Development Corporation ✓

✓	Filed herewith.

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